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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this registration statement on Form S-8 pertaining to the Friedman's Inc. 1999 Long-Term Incentive Plan, as amended and the Friedman's Inc. 1994 Qualified Employee Stock Purchase Plan, as amended of our report dated November 1, 2002, with respect to the consolidated financial statements and schedule of Friedman's Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2002, filed with the Securities and Exchange Commission.

Ernst & Young LLP
Atlanta, Georgia

May 15, 2003